Exhibit 99.1

GREENHUNTER ENERGY APPOINTS

ERNIE EASLEY TO BOARD OF DIRECTORS

FOR IMMEDIATE RELEASE—GRAPEVINE, TEXAS, FEBRUARY 15, 2012—GreenHunter Energy, Inc. (NYSE Amex: GRH), a diversified renewable energy company predominately focused on water resource management in the unconventional oil and gas shale resource plays, announced today the appointment of Mr. Ernie Easley to its Board of Directors. Additionally, Mr. Easley has been elected to serve on the Compensation Committee.

Mr. Easley has over 32 years of business development and executive management experience in the oil and natural gas exploration and production industry. Mr. Easley is Managing Partner of Easley Exploration Partners, LLC in Dallas which was formed to develop exploration projects in Texas. Previously, Mr. Easley served in various roles with Hunt Oil Company including Senior Vice President of Hunt’s U.S. Exploration, U.S. Exploration and Production and Gulf Coast/Gulf of Mexico operations. Prior to Hunt, Mr. Easley was Director of Business Development for Chieftain International where he was responsible for acquisitions as well as assisting the Chief Operating Officer in management of the Company’s Gulf of Mexico business activities. Mr. Easley was also associated with Tana Oil and Gas Corporation and he began his career with Exxon Company USA after graduating from the University of Texas at Austin with a Bachelor of Science Degree in Geological Sciences. Mr. Easley is a member of IPAA and recently served as Vice President and Director of the Dallas Petroleum Club.

Commenting on Mr. Easley’s appointment, GreenHunter Energy Chairman and Chief Executive Officer, Mr. Gary C. Evans stated, “Ernie brings more than three decades of oilfield experience as well as many key relationships in the energy industry to our Company. While I have known Ernie and done business with him for many years, during his recent tenure with Hunt Oil, we worked together on a significant joint venture exploring and developing oil and gas properties located in the Eagle Ford Shale of South Texas. His presence on our Board will not only strengthen our leadership, but it will further expand our Company’s growing strategic relationships in the emerging shale plays where we are developing many new water resource opportunities.”

About GreenHunter Water, LLC (a wholly owned subsidiary or GreenHunter Energy, Inc.)

GreenHunter Water, LLC provides Total Water Management Solutions™ in the oilfield. An understanding that there is no single solution to E&P fluids management shapes GreenHunter’s technology-agnostic approach to services. In addition to licensing of and joint ventures with manufacturers of mobile water treatment systems (Frac-Cycle™), GreenHunter Water is expanding capacity of salt water disposal, modular above-ground storage tanks (MAG Tank™), hauling and fresh water logistics services—including 21st Century tracking technologies (RAMCAT™) that allow Shale producers to optimize the efficiency of their water resource management and planning while complying with emerging regulations.

Additional information about GreenHunter Water may be found at www.GreenHunterWater.com

Forward-Looking Statements

Any statements in this press release about future expectations and prospects for GreenHunter Energy and its business and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the substantial capital expenditures required to fund its operations, the ability of the Company to implement its business plan, government regulation and competition. GreenHunter Energy undertakes no obligation to update these forward-looking statements in the future.

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For Further Information Contact:

GreenHunter Energy, Inc.

Jonathan D. Hoopes

President & COO

1048 Texan Trail

Grapevine, TX 76051

Tel: (972) 410-1044

jhoopes@greenhunterenergy.com